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                                                                     EXHIBIT 5.1

                          [LETTERHEAD OF LOEB & LOEB]


                                                      October 3, 2003

New Dragon Asia Corp.
Board of Directors

Ladies and Gentlemen:

         We have acted as counsel to New Dragon Asia Corp., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (the "registration statement"), relating to the proposed sale by certain selling shareholders (the "Selling shareholders") of 6,225,000 shares of the Company's Class A common stock (the "Class A common stock").

         In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Class A common stock to be offered by the Selling shareholder, when sold under the circumstances contemplated in the registration statement, will be legally issued, fully paid and non-assessable.

         The opinions we express herein are limited to matters involving the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Class A common stock.

         We consent to the use of this letter as an Exhibit to the registration statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the registration statement.

                                                     Sincerely,



                                                     David L. Ficksman
                                                     a Partner of the Firm